Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
of
RUBICON TECHNOLOGY, INC.
at
$20.00 PER SHARE
by
JANEL CORPORATION
Pursuant to the Offer to Purchase dated July 13, 2022
(Not to be used for Signature Guarantees)
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON AUGUST 12, 2022, UNLESS THE OFFER IS EXTENDED
The Depositary for the Offer is:

If delivering by hand, express mail, courier,
or other expedited service:

American Stock Transfer & Trust Co., LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used by stockholders of Rubicon Technology, Inc., a Delaware corporation (“Rubicon”), desiring to tender shares of common stock, par value $0.001 per share (the “Shares”), of Rubicon, together with the associated preferred stock purchase rights issued in connection with and subject to the Section 382 Rights Agreement dated as of December 18, 2017, as amended, between Rubicon and American Stock Transfer & Trust Company, LLC, as Rights Agent, pursuant to the Offer (as defined below) if certificates representing Shares to be tendered are not immediately available, if the procedure for delivery by book-entry transfer cannot be completed on a timely basis or delivery of the certificates representing Shares to be tendered and all other required documents cannot be delivered to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date, as defined in the Offer to Purchase, dated July 13, 2022.
To tender Shares, this Notice of Guaranteed Delivery must be delivered to the Depositary at one of its addresses set forth above and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each, an “Eligible Institution”) in the form set forth herein. See Section 3 - “Procedures for Tendering Shares” of the Offer to Purchase.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR THE SHARES TO BE TENDERED TO THE DEPOSITARY WITHIN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.
Ladies and Gentlemen:
The undersigned hereby tenders to Janel Corporation (“Purchaser”), a Nevada corporation, upon the terms and subject to the conditions set forth in Offer to Purchase (“the “Offer to Purchase”) dated July 13, 2022 and the related Letter of Transmittal (the “Letter of Transmittal”) (which together, as amended, supplemented or modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3 - “Procedures for Tendering Shares” of the Offer to Purchase.
Number of Shares:
Certificate Numbers (if available):
Name of Tendering Institution:
Name(s) of Record Holders:
Taxpayer Identification or Social Security Number:
☐ Check this box if Shares will be delivered by book-entry transfer:
Account Number:
Address(es):
(Zip Code)
Area Code and Telephone Number(s):
Dated:
Signature(s) of Holder(s):
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THE GUARANTEE BELOW MUST BE COMPLETED.
GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a member of the Security Transfer Agent Medallion Signature Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (i) represents that the tender of shares of common stock, par value $0.001 (the “Shares”), of Rubicon Technology, Inc., a Delaware corporation (“Rubicon”), effected hereby complies with Rule 14e-4 under the Exchange Act, and (ii) guarantees to deliver to the Depositary the certificates representing the Shares (together with the associated preferred stock purchase rights in connection with and subject to the Section 382 Rights Agreement dated as of December 18, 2017, as amended, between Rubicon and American Stock Transfer & Trust Company, LLC, as Rights Agent) tendered hereby, in proper form for transfer, or a book-entry confirmation with respect to all Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry delivery, and any other documents required by the Letter of Transmittal within two trading days (where a “trading day” is any business day on which quotations are available for shares listed on NASDAQ) after the date hereof.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message in the case of book-entry delivery, and certificates for Shares (together with the associated preferred stock purchase rights), or a book-entry confirmation, to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:
(Authorized Signature)

	Address:		Name:
(Please Print)
Title:
(Zip Code)
Area Code and Tel. No.:			Date:
DO NOT SEND CERTIFICATES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.
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